RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPELS REGISTERED ENGINEERING FIRM F-1580
1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294 FAX (713) 651-0849
TELEPHONE (713) 651-9191

EXHIBIT 15.7

(Part 1 of 2)

April 24, 2023

Ing. Octavio Romero Oropeza
Director General
Petróleos Mexicanos
Avenida Marina Nacional No. 329
Torre Ejecutiva, Piso 44
Colonia Verónica Anzures
Alcaldía Miguel Hidalgo
11300 Ciudad de México, México

Dear Ing. Octavio Romero Oropeza:

We hereby consent to all references to our firm as set forth in the Annual Report on Form 20-F of Petróleos Mexicanos ("Pemex") for the year ending December 31, 2022 (the "Form 20-F"), under the headings "Presentation of Information Concerning Reserves," "Item 4. Information on the Company–Business Overview–Exploration and Production–Reserves," and "Item 19. Exhibits. Documents filed as exhibits to this Form 20-F," and to the filing of our audit letter dated April 14, 2023, as an exhibit to the Form 20-F. We have audited the estimates of Pemex's proved oil, condensate, natural gas, and oil equivalent reserves, as of December 31, 2022, for 28 fields located onshore and offshore in the areas known as the North, South, Marine Northeast and Marine Southwest regions of Pemex Exploración y Producción. These estimates were prepared by Pemex Exploración y Producción in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission.

Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

SUITE 2800, 350 7TH AVENUE, S.W. CALGARY, ALBERTA T2P 3N9 TEL (403) 262-2799
633 17TH STREET, SUITE 1700 DENVER, COLORADO 80202 TEL (303) 339-8110

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPELS REGISTERED ENGINEERING FIRM F-1580
1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294
FAX (713) 651-0849
TELEPHONE (713) 651-9191

(Part 2 of 2)

April 24, 2023

Ing. Octavio Romero Oropeza
Director General
Petróleos Mexicanos
Avenida Marina Nacional No. 329
Torre Ejecutiva, Piso 44
Colonia Verónica Anzures
Alcaldía Miguel Hidalgo
11300 Ciudad de México, México

Dear Ing. Octavio Romero Oropeza:

We hereby consent to all references to our firm as set forth in the Annual Report on Form 20-F of Petróleos Mexicanos ("Pemex") for the year ending December 31, 2022 (the "Form 20-F"), under the headings "Presentation of Information Concerning Reserves," "Item 4. Information on the Company–Business Overview–Exploration and Production–Reserves," and "Item 19. Exhibits. Documents filed as exhibits to this Form 20-F," and to the filing of our audit letter dated April 14, 2023, as an exhibit to the Form 20-F. We have audited the estimates of Pemex's proved oil, condensate, natural gas, and oil equivalent reserves, as of December 31, 2022, for certain fields located in the Reynosa and Veracruz business units in the North Region of Mexico. These estimates were prepared by Pemex Exploración y Producción in accordance with the reserves definitions of Regulation S-X Rule 4-10 (a) of the U.S. Securities and Exchange Commission.

Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

SUITE 2800, 350 7TH AVENUE, S.W. CALGARY, ALBERTA T2P 3N9 TEL (403) 262-2799
633 17TH STREET, SUITE 1700 DENVER, COLORADO 80202 TEL (303) 339-8110